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                                                                    EXHIBIT 10.1

                              BMC INDUSTRIES, INC.

                  RESTATED AND AMENDED 1994 STOCK INCENTIVE PLAN

                            (Effective May 11, 2000)

1.       PURPOSE OF PLAN.

     The purpose of this Restated and Amended 1994 Stock Incentive Plan of BMC Industries, Inc. (the "Plan") is to advance the interests of BMC Industries, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.       DEFINITIONS

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1 "BOARD" means the Board of Directors of the Company.

         2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.3 "CHANGE IN CONTROL" means an event described in Section 13.1 of the Plan.

         2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.6 "COMMON STOCK" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

         2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.


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         2.8 "ELIGIBLE RECIPIENTS" means all employees (including without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

         2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the reported high and low sale prices of the Common Stock on the New York Stock Exchange.

         2.11 "FUNDAMENTAL CHANGE" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, or a statutory share exchange involving capital stock of the Company.

         2.12 "INCENTIVE AWARD" means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

         2.13 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.14 "NON-EMPLOYEE DIRECTOR" means any member of the Board of Directors of the Company who is a non-employee director within the meaning of Rule 16a-1 under the Exchange Act.

         2.15 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.16 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.17 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

         2.18 "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

         2.19 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant, or with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

         2.20 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.


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         2.21 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

         2.22 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2.23 "STOCK APPRECIATION RIGHT" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

         2.24 "STOCK BONUS" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

         2.25 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.26 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.       PLAN ADMINISTRATION.

         3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board consisting of not less than two directors, each of whom will be a Non-Employee Director. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

         3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Incentive Award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.


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         3.3      AUTHORITY OF THE COMMITTEE.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

                  (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1 MAXIMUM NUMBER OF SHARES. Subject to adjustment as provided in
Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 4,840,000 shares. Notwithstanding any other provision of the Plan to the contrary, no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards relating to more than 400,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan).

         4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.


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         4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.       PARTICIPATION.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.       OPTIONS.

         6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

         6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

         6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant.

         6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in


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part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a
promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

         6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment of the total purchase price of the shares to be purchased in accordance with Section 6.4 of the Plan.

         6.6 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, may designate which shares will be treated as shares to be acquired upon exercise of an incentive stock option.

         6.7      AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

                  (a) GRANTS OF OPTIONS. At such time as, following the effective date of the Plan, new Non-Employee Directors are first elected or appointed to the Board of Directors to fill new directorships or to fill vacancies, such Non-Employee Directors will be granted automatically, on a one-time basis on the date of their election or appointment, a Non-Statutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan). In addition, on the date of each Annual Meeting of Shareholders of the Company following the date a Non-Employee Director is first elected or appointed to the Board of Directors, each person who is a Non-Employee Director as of such date will be granted automatically a Non-Statutory Stock Option to purchase 4,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

                  (b) OPTION EXERCISE PRICE. The per share price to be paid by the Non-Employee Director at the time such an Option is exercised will be 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

                  (c) DURATION OF OPTIONS. Each such Option will terminate five years after its date of grant and will become exercisable in full three years after its date of grant.

                  (d) EFFECT OF TERMINATION OF DIRECTORSHIP. In the event a Non-Employee Director's service as a director of the Company is terminated for any reason other than

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         death, Disability or Retirement, all such Options then held by the
         Non-Employee Director will continue to become exercisable and expire in accordance with their terms. In the event a Non-Employee Directors' service as a director of the Company is terminated due to death, Disability or Retirement in accordance with the Board's then current Retirement policy, all Options then held by the Non-Employee Director will become immediately exercisable in full and will expire in accordance with their terms. Such Options will not be subject to the termination provisions of Section 11 of the Plan.

                  (e) COMMITTEE MODIFICATION. The Committee has the authority to amend the eligibility requirements for, or modify the terms or accelerate the vesting of, such Options (including, without limitation, the authority to modify the rights of Non-Employee Directors in connection with termination of service as a director or a change in control of the Company).

                  (f) MANNER OF OPTION EXERCISE. An Option may be exercised by a Non-Employee Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment of the total purchase price of the shares to be purchased in accordance with Section
         6.4 of the Plan.

7.       STOCK APPRECIATION RIGHTS.

         7.1 GRANT. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion.

         7.2 EXERCISE PRICE. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

         7.3 EXERCISABILITY AND DURATION. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.       RESTRICTED STOCK AWARDS.

         8.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it


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deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. Any Restricted Stock that is not vested shall be forfeited.

         8.2 RIGHTS AS A SHAREHOLDER; TRANSFERABILITY. Except as otherwise expressly provided herein, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

         8.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

         8.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.       PERFORMANCE UNITS.

     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms, conditions, and restrictions consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10.      STOCK BONUSES.

     An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the


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     shares of Common Stock issued to a Participant as a Stock Bonus under this
     Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         11.1 TERMINATION DUE TO DEATH OR DISABILITY. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability;

                  (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock appreciation Right);

                  (b) All outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and

                  (c) All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         11.2 TERMINATION DUE TO RETIREMENT. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

                  (a) Subject to the advance approval of the Committee, all outstanding Options and Stock Appreciation Rights then held by the Participant may become immediately exercisable in full and will remain exercisable for a period of six months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

                  (b) All outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and

                  (c) All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         11.3 TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR
RETIREMENT.

                  (a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the


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         Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards, Performance Units and Stock Bonuses then held by the Participant that have not vested will be terminated and forfeited, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Incentive Awards then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Incentive Award), or for such greater or lesser period as the Committee may determine.

                  (b) For purposes of this Section 11.3, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-complete agreement entered into with the Company or any Subsidiary.

         11.4 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options, Stock Appreciation Rights, Performance Units and Stock Bonuses (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

         11.5 BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENTS. Notwithstanding anything in this Plan to the contrary, in the even that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

         11.6 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.


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12.      PAYMENT OF WITHHOLDING TAXES.

         12.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock with respect to an Incentive Award.

         12.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13.      CHANGE IN CONTROL.

         13.1 CHANGE IN CONTROL. For purposes of this Section 13.1, a "Change in Control" of the Company will mean the following;

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company.

                  (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section
         13.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (d) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company's


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         outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

                  (f) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

         13.2 INCUMBENT DIRECTORS. For purposes of this Section 13, "Incumbent Directors" of the Company means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

         13.3 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Section 3.1 of the Plan, if a Change in Control of the Company occurs, then (a) all outstanding Options and Stock Appreciation Rights then held by a Participant and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards then held by the Participant will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses or otherwise.

         13.4 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee may determine in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options. Any Options as to which a Participant receives such cash payment shall be cancelled.

         13.5 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment


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could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 13.3 or 13.4 will be reduced to the largest amounts as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provide that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 13.5 will, to that extent, not apply.

14. FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change:

         (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Committee may, but shall not be obligated to, make) for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options or stock appreciation rights of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of such surviving corporation.

         (b)      involving the dissolution or liquidation of the Company,

the Committee may, but shall not be obligated to, declare, at least twenty (20) days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for a cash payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, for each share covered by the canceled Option or Stock Appreciation Right in the amount, if any, by which the Fair Market Value (as defined in this Section 14) per share exceeds the exercise price per share covered by such Option or Stock Appreciation Right. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 14, each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 14 if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 14 ONLY, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per


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Share by the shareholders of the Company upon the occurrence of the Fundamental
Change, notwithstanding anything to the contrary provided in this Plan.

15.      RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

         15.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

         15.2 RIGHTS AS A SHAREHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         15.3 TRANSFERABILITY. During the lifetime of a holder of Incentive Awards, only such holder of Incentive Awards, or his or her guardian or legal representative, may exercise Incentive Awards granted under this Plan, and no Incentive Award granted under this Plan shall be assignable or transferable by the holder of the Incentive Award otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any holder of Incentive Awards may transfer a Non-Statutory Stock Option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the agreement with respect to such Non-Statutory Stock Option expressly so provides either at the time of initial grant or by amendment to an outstanding agreement and (ii) the holder of the Non-Statutory Stock Option does not receive any consideration for the transfer. Any Non-Statutory Stock Options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such Non-Statutory Stock Options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such Non-Statutory Stock Option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable agreement. For purposes of any provision of this Plan relating to notice to a holder of a Non-Statutory Stock Option or to vesting or termination of a Non-Statutory Stock Option upon the death, disability or termination of employment of a holder of a Non-Statutory Stock Option, references to the holder of a Non-Statutory Stock Option shall mean the original grantee of a Non-Statutory Stock Option and not any transferee.

         15.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.      SUBSTITUTE OPTIONS.


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         Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

17.      SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

18.      PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.

19.      EFFECTIVE DATE AND DURATION OF THE PLAN

         The changes to the Plan effected by the Restated and Amended Plan shall be effective on the date that the Restated and Amended Plan is approved by the shareholders. The Plan will terminate at midnight on May 10, 2010, and may be terminated prior to such time by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

20.      MISCELLANEOUS

         20.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

         20.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.